Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 24, 2016

The following subsidiaries are wholly-owned by the registrant or another subsidiary of the Registrant.

Academia de Negocios S/C Ltda.
Administradora Dart, S. de R.L. de C.V
Armand Dupree, Inc.
Avroy Shlain Cosmetics (Botswana) (P
Avroy Shlain Cosmetics (Namibia) (Pty
Avroy Shlain Cosmetics (Pty) Ltd.
BBVA Bancomer Trust
BC International Cosmetic & Image Se
BeautiControl Cosméticos Do Brasil Ltda
BeautiControl Mexico, S. de R.L.
BeautiControl, Inc.
Beauty Products, Inc.
CAV Sul Centro de Apoio de Vendas de Produtos
Centro de Distribuicao Mineira de Produtos de
Centro de Distribuicao RS Ltda.
Centro Oeste Distribuidora de Produto Plasticos
CH Laboratories Pty Ltd
Corcovado-Plast Distribuidora de Artigos Domesticos
Cosmetic Manufacturers Pty. Ltd.
Dart de Venezuela, C.A.
Dart Distribucion, S. de R.L. de C.V.
Dart do Brasil Industria e Comercio Ltda.
Dart Industries (New Zealand) Limited
Dart Industries Hong Kong Limited
Dart Industries Inc.
Dart Latin America Financing LLC
Dart Manufacturing India Pvt. Ltd.
Dart, S.A. de C.V.
Dartco Manufacturing Inc.
Deerfield Cinque Terre, LLC
Deerfield Crosslands, LLC
Deerfield Land Corporation
Diecraft Australia Pty. Ltd.
Distribuidora Baiana de Produtos Plasticos Ltda.
Distribuidora Comercial Nordeste de Produtos
Distribuidora Comercial Paulista de Plasticos, Ltda
Distribuidora Esplanada de Produtos Plasticos Ltda
FC Mexican Consulting, S. de R.L. de C.V.
Fuller Beauty Cosmetics de México, S. de R.L. de
Fuller Beauty Cosmetics S. de RL de    CV
Fuller Beauty Cosmetics Trainee, S. de R.L. de C.V.
Fuller Cosmetics - Venda Direta de Cosmeticos Ltda.
Fuller Cosmetics SA de CV
Fuller Mexicana Holdings S de RL de CV
House of Fuller S de RL de CV
Inmobiliaria Meck-Mex SA de CV
International Investor, Inc.
Inversiones TWPT, C.A.
Japan Tupperware Co., Ltd.
Latin America Investments, Inc.
NaturCare Japan KK
Newco Logistica e Participacoes Ltda.
NM Holdings (New Zealand)

Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 24, 2016

NuMet Holdings Pty. Ltd.
Nutrimetics Australia Pty. Ltd.
Nutrimetics France SAS
Nutri-Metics Holding France SASU
Nutri-metics International (Greece) A.E
Nutrimetics International (NZ) Limited
Nutrimetics International (UK) Limited
Nuvo Cosmeticos S.A.
Osceola Corporate Center Master Owner Association
Premiere Brands LLC
Premiere Products Brands of Canada,
Premiere Products Mexico, S. de R.L.
Premiere Products, Inc.
Premiere Servicios de Administracion de R.L.
Probemex SA de CV
PT Cahaya Prestasi Indonesia
PT Tupperware Indonesia
Servicios Administrativos Fuller, S. de R.L. de C.V.
Servicios De Administracion Integral de Personal, S
Tupperware (China) Company Limited
Tupperware (Portugal) Artigos Domesticos, Lda.
Tupperware (Suisse) SA
Tupperware (Thailand) Limited
Tupperware Articulos Domesticos, S.L.
Tupperware Asia Pacific Holdings Private Limited
Tupperware Australia Pty. Ltd.
Tupperware Bangladesh Private Limited
Tupperware Belgium N.V.
Tupperware Brands Argentina S.A.
Tupperware Brands Asia Pacific Pte. Ltd.
Tupperware Brands Corporation
Tupperware Brands Financing B.V.
Tupperware Brands Foundation
Tupperware Brands Investments B.V.
Tupperware Brands Korea Ltd.
Tupperware Brands Latin America Hol
Tupperware Brands Malaysia Sdn. Bhd.
Tupperware Brands Mexico, S. de R.L. de C.V.
Tupperware Brands Philippines, Inc.
Tupperware Bulgaria Ltd.
Tupperware Central and Eastern Europe Ltd
Tupperware Colombia S.A.S.
Tupperware Czech Republic, spol. s.r.o.
Tupperware d.o.o.
Tupperware de El Salvador, S.A. de C.V.
Tupperware de Guatemala, S.A.
Tupperware Del Ecuador Cia. Ltda.
Tupperware Deutschland GmbH
Tupperware Distributors, Inc.
Tupperware East Asia, LLC
Tupperware Egypt Ltd
Tupperware Espana, S.A.
Tupperware Europe, Africa and Middle East Sari
Tupperware Finance Company B. V.
Tupperware Finance Holding Company B.V.

Exhibit 21

Active Subsidiaries
Subsidiary Information System
As of: February 24, 2016

Tupperware France S.A.
Tupperware General Services N.V.
Tupperware Global Center SARL
Tupperware Hellas S.A.I.C.
Tupperware HK Procurement Limited
Tupperware Holdings South Africa (Pty) Ltd.
Tupperware Home Parties, LLC
Tupperware Honduras, S. de R.L.
Tupperware Iberica S.A.
Tupperware India Private Limited
Tupperware International Capital Limited
Tupperware International Holdings BV
Tupperware International Holdings Corporation
Tupperware Israel Ltd.
Tupperware Italia S.p.A.
Tupperware Kazakhstan Limited Liability Partnership
Tupperware Morocco
Tupperware Nederland B.V.
Tupperware New Zealand Staff Superannuation Plan
Tupperware Nordic A/S
Tupperware Osterreich G.m.b.H.
Tupperware Panama, S.A.
Tupperware Polska Sp.z o.o.
Tupperware Products S.A.
Tupperware Products, Inc.
Tupperware Romania s.r.l.
Tupperware Services GmbH
Tupperware Services, Inc.
Tupperware Singapore Pte. Ltd.
Tupperware Southern Africa (Proprietary) Limited
Tupperware Southern Europe, Africa and Middle East
Tupperware Turkey, Inc.
Tupperware U.S., Inc.
Tupperware Ukraine, LLC
Tupperware United Kingdom & Ireland Limited
Tupperware Vietnam LLC
Tupperware, Industria Lusitana de Artigos
Tupperware, LLC
TWP S.A.
Uniao Norte Distribuidora de Produtos Ltda.
Uniao Sul Comercial
Ventas Fuller, S. de R.L. de C.V.

All subsidiaries listed above are included in the consolidated financial statements of the Registrant as consolidated subsidiaries, except for subsidiaries owned 50% or less.